EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350
I, Timothy J. Lathe, President and Chief Executive Officer of First Banks, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)
The Annual Report on Form 10-K of the Company for the annual period ended December 31, 2014 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated as of:	March 24, 2015

By:	/s/	Timothy J. Lathe
Timothy J. Lathe
President and Chief Executive Officer
(Principal Executive Officer)